Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this initial Registration Statement on Form N-1A (File No. 811-05201) for the Thornburg Better World International Fund to the references to us under the headings “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 29, 2015